SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                              ___________________


        Date of Report (Date of earliest event reported)October 26, 1995

                          BIOCONTROL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



        Pennsylvania                     0-1822             25-1229323
        (State of other jurisdiction     (Commission        (IRS Employer
        of incorporation)                File Number        Identification no.)


              300 Indian Springs Road, Indiana, Pennsylvania 15701 (Address of principal executive offices) ( Zip Code)


       Registrant's telephone number, including area code (412) 349-1811



       _________________________________________________________________
                        (Former name or former address,
                         if changes since last report.)

       Item 1.        Change in Control of Registrant.
                      Not applicable.

       Item 2.        Acquisition or Disposition of Assets.
                      Not applicable.

       Item 3.        Bankruptcy or Receivership.
                      Not applicable.

       Item 4.        Changes in Registrant's Certifying Accountant
                      Not applicable.

       Item 5.        Other Events.
                        On October 26, 1995, Biocontrol Technology, Inc.
                      (NASDAQ:BICO) announced that its subsidiary, Diasense, Inc., has received a $32.5 million contract from IMACO Gesellschaft fur Non Invasive Systeme, GmbH (IMACO) for the Diasensor 1000 noninvasive glucose sensor for diabetics.

                        The agreement, which is supported by Irrevocable
                      Letters of Credit, gives Saalfeld, Germany-based IMACO exclusive distribution in Germany of the Diasensor 1000 and requires IMACO to purchase a total of 5,100 machines in 1996.
                        IMACO Saalfeld's parent company IMACO Lubeck, has
                      been in medical equipment distribution for years (specializing in diabetic equipment). IMACO will have full responsibility for the marketing costs of the machines purchased.

                        The patented Diasensor 1000, the world's first
                      noninvasive glucose sensor, will eliminate the inconvenience and discomfort of finger pricks now necessary for diabetics to measure their glucose levels with currently available invasive glucose meters. Diasensor 1000 uses infrared light to measure the glucose levels in a diabetic's tissue without the need to draw blood.

       Item 6.        Resignation of Registrant's Directors.
                      Not Applicable

       Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

                      (a) Financial Statements and Businesses Acquired Not Applicable.

                      (b)  Pro Forma Financial Information - Not Applicable.

                      (c)  Exhibits - News Release

                                   SIGNATURES


          Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BIOCONTROL TECHNOLOGY, INC.


                                        by /s/    Fred E. Cooper
                                                  Fred E. Cooper, CEO
DATED: October 26, 1995